UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2005

First United Corporation
(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550
(Address of principal executive offices) (Zip Code)

(301) 334-9471
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)	Election of Director.

On July 20, 2005, the Board of Directors of First United Corporation (the “Corporation”) increased the number of directors from 14 to 15 and elected M. Kathryn Burkey to fill the vacancy created thereby, all as permitted by the Corporation’s Amended and Restated By-Laws. Ms. Burkey will serve until the 2006 Annual Meeting of Stockholders and until her successor is duly elected and qualifies. The Board intends to appoint Ms. Burkey to serve on its Audit Committee, Compensation Committee, and Nominating and Governance Committee at the next Board meeting in August 2005.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST UNITED CORPORATION

Dated: July 22, 2005	By:	/s/ Robert W. Kurtz
Robert W. Kurtz
President and CFO